EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I,  Harold  C.  F.  Dickout,  hereby  certify,  pursuant  to  18  U.S.C.  Section  1350,  as  adopted  pursuant  to  Section  906  of the Sarbanes-Oxley Act of 2002, that:

(1)

the  Quarterly  Report  on  Form  10-Q  of  Americas  Wind  Energy  Corporation  for  the  period  ended  April  30,

2012  (the  "Report")  fully  complies  with  the  requirements  of  Section  13(a)  or  15(d)  of  the  Securities

Exchange Act of 1934; and

(2)

the  information  contained  in  the  Report  fairly  presents,  in  all  material  respects,  the  financial  condition  and results of operations of Americas Wind Energy Corporation.

Dated:  June 19, 2012

/s/ Harold C.F. Dickout

Harold C. F. Dickout

President, Chief Executive Officer, Chairman and Director

(Principal Executive Officer, Principal Financial Officer and

Principal Accounting Officer)

Americas Wind Energy Corporation

A   signed   original   of   this   written   statement   required   by   Section   906,   or   other   document   authenticating,

acknowledging,  or  otherwise  adopting  the  signature  that  appears  in  typed  form  within  the  electronic  version  of  this written  statement  required  by  Section  906,  has  been  provided  to  Americas  Wind  Energy  Corporation  and  will  be retained  by  Americas  Wind  Energy  Corporation  and  furnished  to  the  Securities  and  Exchange  Commission  or  its

staff upon request.

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